UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 3, 2008

Date of Report (Date of earliest event reported)
HLTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement
     To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 2.01 of this Current Report is hereby incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets
     As previously disclosed, WebMD Health Corp. (“WebMD”), a publicly traded subsidiary of HLTH Corporation, acquired Subimo, LLC on December 15, 2006, pursuant to the Unit Purchase Agreement (the “Purchase Agreement”), dated as of November 2, 2006, by and among WebMD, Subimo, LLC and the Sellers referred to therein (the “Sellers”). Pursuant to General Instruction B.3 of Form 8-K, the following are incorporated by reference herein:
•	the description of the terms of the Purchase Agreement contained in Item 1.01 of the Current Report on Form 8-K filed by WebMD on November 8, 2006; and

•	the information contained in the Current Report on Form 8-K filed by WebMD on December 21, 2006, which reported the closing of the acquisition of Subimo by WebMD.
A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by WebMD on November 8, 2006.
     On December 3, 2008, WebMD issued 640,930 shares of its Class A Common Stock (the “Deferred Shares”) and paid approximately $2.8 million in cash in full satisfaction of its obligations to pay the deferred portion of the purchase price to the Sellers under the Purchase Agreement. In addition, as contemplated by an amendment to the Purchase Agreement entered into on December 3, 2008, WebMD repurchased the Deferred Shares from the Sellers for approximately $12.8 million (a purchase price of $20.00 per share, the closing market price of WebMD’s Class A Common Stock on The Nasdaq Global Select Market on December 3, 2008). No additional amounts for deferred purchase price are due to Sellers under the Purchase Agreement, as amended.

Item 8.01.	Other Events
     On December 3, 2008, the Stock Repurchase Committee of the Board of Directors of WebMD Health Corp. (“WebMD”), a publicly traded subsidiary of HLTH Corporation, authorized a stock repurchase program. Under the program, WebMD may use up to $30 million to purchase shares of its Class A Common Stock from time to time in the open market, through block trades or in private transactions, depending on market conditions and other factors. The repurchase by WebMD of shares of WebMD Class A Common Stock described in Item 2.01 above is not part of the $30 million repurchase program and does not reduce the amount available under the program. Any repurchased shares will be available for use in connection with WebMD’s equity compensation plans and for other corporate purposes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HLTH CORPORATION
Dated: December 5, 2008	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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